POWER OF ATTORNEY

 Know all persons by these presents, that the undersigned,
L. White Matthews, III, hereby constitutes and appoints each of
Jennifer E. Vollmer, Savonne L. Ferguson, Susan Penry Williams,
and S. Elliott Cohan, signing singly,
the undersigned's true and lawful attorney in fact and
agent in any and all capacities to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Mercantile Absolute Return Master Fund LLC,
Mercantile Alternative Strategies Master Fund LLC, Mercantile Long-Short Manager
Master Fund LLC, Mercantile Absolute Return Fund LLC, Mercantile Alternative
Strategies Fund LLC, Mercantile Long-Short Manager Fund LLC,
Mercantile Absolute Return Fund For Tax-Exempt/
Deferred Investors (TEDI) LLC, Mercantile Alternative
Strategies Fund For Tax-Exempt/Deferred Investors (TEDI) LLC and Mercantile
Long-Short Manager Fund For Tax-Exempt/Deferred Investors
(TEDI) LLC (the "Funds"),Form ID and Forms 3, 4 and 5 in
accordance with the undersigned's instructions
and Section 16(a) of the Securities Exchange Act of 1934
and the rules under that Act;

2. Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5, complete and execute any amendment or amendments to those forms, and timely file those forms with the United States Securities
and Exchange Commission, any stock exchange or similar
authority and the Funds; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney in fact, may be of benefit to, in the best interest of,
or legally required by, the undersigned, it being understood that the documents executed by the attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such
form and shall contain any terms
and conditions as the attorney in fact may approve in the
attorney in fact's discretion.

The undersigned grants to each attorney in fact full power
and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights
and powers granted in this
Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby
ratifies and confirms all that
the attorney-in-fact, or the attorney in fact's
substitute or substitutes,
shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

                                    /s/L. White Matthews, III
                                    Name:  L. White Matthews, III
                                    Title:   Director
Date: August 24, 2006

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